                                                                    EXHIBIT 99.2

                             JOINT FILING AGREEMENT

                                 August 4, 2020

        Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange
Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission
(and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

        IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date set forth below.

        Date: August 4, 2020       ORCC III WAREHOUSE L.L.C.

                                   By:      Oak Lawn Direct Investors GP, L.L.C.
                                   Its:     Managing Member

                                   By:      I35 Advisors, Inc.
                                   Its:     Manager

                                   By:      /s/ Kirk L. Rimer
                                            ------------------------
                                   Name:    Kirk L. Rimer
                                   Title:   Co-President
                                   Date:    August 4, 2020

                                   OAK LAWN DIRECT INVESTORS GP, L.L.C.

                                   By:      I35 Advisors, Inc.
                                   Its:     Manager

                                   By:      /s/ Kirk L. Rimer
                                            ------------------------
                                   Name:    Kirk L. Rimer
                                   Title:   Co-President
                                   Date:    August 4, 2020

                                   I35 ADVISORS, INC.

                                   By:      /s/ Kirk L. Rimer
                                            ------------------------
                                   Name:    Kirk L. Rimer
                                   Title:   Co-President
                                   Date:    August 4, 2020

                                   CH INVESTMENT PARTNERS, L.L.C.

                                   By:      Oak Lawn Capital Management, L.P.
                                   Its:     Managing Member

                                   By:      I35 Advisors, Inc.
                                   Its:     General Partner

                                   By:      /s/ Kirk L. Rimer
                                            ------------------------
                                   Name:    Kirk L. Rimer
                                   Title:   Co-President
                                   Date:    August 4, 2020

                                   KIRK L. RIMER

                                   By:      /s/ Kirk L. Rimer
                                            ------------------------
                                   Name:    Kirk L. Rimer

                                   MICHAEL R. SILVERMAN

                                   By:      /s/ Michael R. Silverman
                                            ------------------------
                                   Name:    Michael R. Silverman